Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • December 2015



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste 600
Chicago, IL 60661

Market Commentary: December 2015

Currencies: The U.S. dollar declined due to beliefs the Federal Reserve will delay raising interest rates again until at least April 2016. The British pound weakened following the release of disappointing employment data. The Japanese yen strengthened after the global stock markets fell, which fostered increased demand for safe-haven assets. The Canadian dollar weakened as the price of oil, one of its economy's biggest exports, fell sharply.

Energy: Prices in the crude oil markets declined as domestic supplies continued to increase and after the International Energy Agency warned already-elevated supplies could expand in 2016. Natural gas markets moved higher, driven by a reduction in domestic supplies and forecasts for colder weather.

Equities: Global equity markets declined as plunging oil prices negatively affected major indices and as investors awaited the Federal Reserve interest rate hike decision. China's decision to further depreciate the yuan added to concerns about the fragile Chinese economy and drove stock prices lower. U.S. equity markets also fell on concerns regarding fourth quarter earnings.

Fixed Income: U.S. Treasury markets fell due to a combination of bullish forecasts for U.S. economic growth, the Federal Reserve's decision to raise interest rates and on weak demand during a Treasury auction. European bond markets also moved lower after the interest rate increase and after the European Central Bank stated its intention to keep current stimulus measures unchanged.

Grains/Foods: Corn markets fell on weak international demand and in anticipation the grain export limitations in Argentina will be less restrictive. Wheat markets rose after the USDA reported weekly U.S. export sales were positive and indicated wheat production was lower than previously estimated. Sugar prices increased as forecasts for dry weather in Brazil created concerns future supplies might be reduced. Weakness in the Brazilian real also drove sugar markets higher.

Metals: Gold and silver prices declined as the U.S. dollar strengthened after the U.S. interest rate rose for the first time in over nine years. Copper prices increased following signs of growth stabilization in China - the world's biggest refined metal producer and consumer - and after a series of recent announcements from producers which described pending cutbacks in copper production. Bullish U.S. economic data which fueled forecasts for improved industrial demand also drove copper and aluminum markets higher.

A Units (Closed)

			2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
			11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	19.9%	-9.2%	4.5%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%	0.5%	**-6.1%**
2013	1.5%	-2.9%	1.2%	1.0%	-2.8%	-3.1%	-0.2%	-2.2%	-0.9%	1.6%	2.2%	0.9%	**-3.8%**
2014	-4.8%	1.2%	-2.9%	0.1%	0.9%	0.6%	-0.9%	4.2%	2.2%	0.6%	4.9%	0.6%	**6.7%**
2015	2.8%	-0.3%	0.4%	-4.0%	-1.5%	-4.6%	2.3%	-6.2%	3.1%	-2.3%	3.4%	-5.7%	**-12.4%**

B Units (Closed)

						2003	2004	2005	2006	2007	2008	2009	2010
						7.7%	-8.4%	-4.3%	8.3%	11.8%	18.9%	-9.9%	3.8%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%	0.5%	**-6.7%**
2013	1.4%	-2.9%	1.2%	1.0%	-2.9%	-3.2%	-0.3%	-2.3%	-0.9%	1.6%	2.2%	0.8%	**-4.4%**
2014	-4.8%	1.1%	-2.9%	0.1%	0.9%	0.5%	-0.9%	4.2%	2.2%	0.5%	4.9%	0.6%	**6.1%**
2015	2.8%	-0.3%	0.3%	-4.1%	-1.5%	-4.7%	2.3%	-6.2%	3.0%	-2.3%	3.4%	-5.7%	**-13.0%**

Global 1 Units

												2009	2010
												-4.3%	2.9%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2011	-0.7%	2.0%	-1.9%	2.9%	-6.5%	-3.3%	3.1%	-1.3%	-1.3%	-4.0%	-0.4%	0.1%	**-11.2%**
2012	0.4%	1.0%	-2.0%	0.3%	6.3%	-4.6%	3.9%	-1.2%	-1.8%	-5.4%	-0.4%	0.8%	**-3.3%**
2013	1.7%	-2.6%	1.5%	1.2%	-2.6%	-2.8%	0.0%	-2.0%	-0.6%	1.8%	2.4%	1.2%	**-1.2%**
2014	-4.6%	1.4%	-2.6%	0.4%	1.1%	0.8%	-0.7%	4.3%	2.4%	0.8%	5.3%	0.8%	**9.3%**
2015	3.0%	0.0%	0.6%	-3.8%	-1.3%	-4.4%	2.5%	-6.0%	3.3%	-2.1%	3.5%	-5.5%	**-10.5%**

Global 3 Units

												2009	2010
												-6.0%	0.7%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%	0.6%	**-5.2%**
2013	1.5%	-2.8%	1.3%	1.1%	-2.8%	-3.0%	-0.2%	-2.2%	-0.8%	1.6%	2.3%	1.0%	**-3.1%**
2014	-4.8%	1.2%	-2.8%	0.2%	1.0%	0.6%	-0.8%	4.2%	2.2%	0.7%	5.2%	0.7%	**7.5%**
2015	2.8%	-0.1%	0.4%	-4.0%	-1.4%	-4.6%	2.3%	-6.2%	3.1%	-2.3%	3.4%	-5.7%	**-12.2%**

A and B Units

Trading Performance by Sector


5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
-4.0%
-5.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
December
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
24%	15%	21%	20%	9%	11%

Global Units

Trading Performance by Sector


5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
-4.0%
-5.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
December
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
24%	15%	21%	20%	9%	11%

Sector Positions at Month-End


Commodities 35%
Financials 65%
Energy 15%
Grains 9%
Metals 11%
Currencies 24%
Equities 21%
Fixed Income 20%
Sep 14
Oct 14
Nov 14
Dec 14
Jan 15
Feb 15
Mar 15
Apr 15
May 15
Jun 15
Jul 15
Aug 15
Sep 15
Oct 15
Nov 15
Dec 15
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	Closed to New Investment
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	3.92%	6.11%	
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $300k net worth or $100k net worth and $85k income. IA and TN residents: Not less than $500k net worth or $100k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - December 2015	
Total Fund Assets (A,B, Legacy, Global)	$214M
12-Month Return	-12.4%
Average 12-Month Return	14.6%
36-Month Cumulative Return	-10.2%
60-Month Cumulative Return	-26.6%
Compounded Annualized ROR	10.3%
3-Year Compounded Annualized ROR	-3.5%
5-Year Compounded Annualized ROR	-6.0%
10-Year Compounded Annualized ROR	0.3%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 - 12/15)	-30.4%
Average 1-month Gain	5.9%
Average 1-month Loss	-4.1%
# of Winning Months	168
# of Losing Months	156

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] January 2006 - December 2015	
Moved in Opposite Directions	43%
Positive Results for Both	35%
Negative Results for Both	22%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.